EXHIBIT 23.01

Consent of Independent Registered Public Accounting Firm

General Employment Enterprises, Inc.
Oakbrook Terrace, Illinois

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated January 8, 2010, relating to the consolidated financial statements, appearing  in the Company’s  Annual Report on Form 10-K for the year ended September 30, 2009.

/s/ BDO Seidman, LLP
Chicago, Illinois

April 16, 2010